Exhibit 10.1

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT
AND WAIVER OF DEFAULTS

This THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of January 10, 2005, is made by and between AULT INCORPORATED, a Minnesota corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to a Credit and Security Agreement dated as of December 4, 2003 (the “Credit Agreement”) as amended by that First Amendment to Credit and Security Agreement dated as of April 2, 2004, as further amended by that Second Amendment to Credit and Security Agreement dated as of July 21, 2004 (as amended the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.             Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.  In addition, Section 1.1 of the Credit Agreement is amended by adding, or amending, as the case may be, the following definitions:

“Obligations” means each Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Loan Document between the Borrower and the Lender, whether now in effect or hereafter entered into and all Wells Fargo Bank Obligations.

“Prime Rate” means at any time the rate of interest most recently announced by Wells Fargo Bank at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo Bank’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as Wells Fargo Bank may designate.  Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by Wells Fargo Bank.

“Wells Fargo Bank Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Borrower or its Subsidiaries to Wells Fargo Bank with respect to Wells Fargo Bank Products, whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not Borrower is obligated to reimburse said amounts to the Lender as a result of the Lender purchasing participations from or agreeing to indemnify or reimburse Wells Fargo Bank for any loss or indebtedness arising with respect to Wells Fargo Bank Products provided to the Borrower or its Subsidiaries.

“Wells Fargo Bank Obligations Reserve” means, as of any date of determination, the dollar amount that the Lender then determines is a reasonable determination of the credit exposure with respect to Wells Fargo Bank Obligations and which is available for payment of Wells Fargo Bank Obligations.

“Wells Fargo Bank Products” means any service or facility extended to the Borrower or its Subsidiaries by Wells Fargo Bank including but not limited to: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) cash management or related services including the Automated Clearing House processing of electronic funds transfers, (f) controlled disbursement accounts or services, and (g) any agreement which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower’s or its Subsidiaries’ exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

“Wells Fargo Bank” means Wells Fargo Bank, National Association.

2.             Minimum Book Net Worth.  Section 6.2(a) of the Credit agreement is deleted in its entirety and the following is substituted in lieu thereof:

(a)           Minimum Book Net Worth.  The Borrower will maintain, during each monthly period described below, its Book Net Worth, determined as at the end of such month, at an amount not less than the amount set forth opposite such period:

Month	Minimum Book Net Worth
December, 2004	$14,036,000
January, 2005	$13,961,000
February, 2005	$13,827,000
March, 2005	$13,654,000
April, 2005	$13,768,000
May, 2005	$13,809,000

3.             Minimum Earnings Before Taxes.  Section 6.2(b) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(b)           Minimum Earnings Before Taxes.  The Borrower will achieve Earnings Before Taxes, for the periods from June 1, 2004 to the last day of the month indicated below, of not less than the amount set forth opposite such period (numbers appearing between “( )” are negative):

Month	Minimum Earnings Before Taxes
December 2004	$(634,000)
January, 2005	$(709,000)
February, 2005	$(843,000)
March, 2005	$(727,000)
April, 2005	$(614,000)
May, 2005	$(573,000)

4.             Capital Expenditures.  Section 6.2(c) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(c)           Capital Expenditures.  The Borrower will not incur or contract to incur Capital Expenditures, for the period from June 1, 2004 to the last day of the month indicated below, of more than the amount set forth opposite such period.

Month	Capital Expenditures
December. 2004	$500,000
January, 2005	$500,000
February, 2005	$500,000
March, 2005	$500,000
April, 2005	$500,000
May, 2005	$500,000

5.             Exit Costs.  Section 6.2(e) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

(e)           Exit Costs.  The Borrower will not incur total Exit Costs of more than $1,400,000 in the aggregate during its fiscal year ending on May 31, 2005 of which no more than $0 shall constitute cash Exit Costs.

6.                                       Grant of Security Interest. Section 3.1 of the Credit Agreement is amended to read as follows:

Section 3.1             Grant of Security Interest.  The Borrower hereby pledges, assigns and grants to the Lender, for the benefit of itself and Wells Fargo Bank with respect to Wells Fargo Bank Obligations, a lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender, for the benefit of itself and Wells Fargo Bank, with respect to any Wells Fargo Bank Obligations, a security interest in all commercial tort claims it may have against any Person.”

7.             Prime Rate.  Each reference in the Credit Agreement to “Base Rate” will be deleted and replaced with the newly defined term “Prime Rate” set forth in Paragraph 1 of this Amendment.

8.             Compliance Certificate.  Exhibit B to the Credit Agreement is hereby amended to read as set forth on Exhibit A attached to this Amendment which is made a part of the Credit Agreement as Exhibit B thereto.

9.             No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

10.           Waiver of Defaults. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the “Existing Defaults”):

Section/Covenant	Required Performance	Actual Performance
6.2(b) Minimum Earnings Before Taxes period ending as of November 30, 2004	$(110,000)	$(299,288)

Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

11.           Waiver Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $30,000 in consideration of the Lender’s execution and delivery of this Amendment and for the waivers set forth in Section 10.

12.           Conditions Precedent.  This Amendment, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)           A Certificate of the Secretary of the Borrower certifying as to (i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of

December 4, 2003 continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower’s secretary or assistant secretary dated as of December 4, 2003, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

(b)           Payment of the fee described in Section 11.

(c)           Such other matters as the Lender may reasonably require.

13.           Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

(a)           The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b)           The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

14.           References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

15.           No Other Waiver.   Except as set forth in Section 10 hereof, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

16.           Release.  The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

17.           Costs and Expenses.  The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

18.           Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.		AULT INCORPORATED

By:		By:
Name:	Michael Guillou	Name:	Donald L. Henry
Its:	Assistant Vice President	Its:	Vice President and Chief Financial
Officer

S-1

Exhibit A to Second Amendment to Credit and Security
Agreement and Exhibit B to Credit and Security Agreement

Compliance Certificate

To:	Michael L. Guillou
Wells Fargo Business Credit, Inc.

Date:	, 200

Subject:
Financial Statements

In accordance with our Credit and Security Agreement dated as of December 4, 2003 (the “Credit Agreement”), attached are the financial statements of Ault Incorporated (the “Borrower”) as of and for                      , 200     (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition as of the date thereof.

Events of Default.  (Check one):

☐                                    The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐                                    The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto.  The Borrower acknowledges that pursuant to Section 2.10(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Financial Covenants.  I further hereby certify as follows:

1.             Minimum Book Net Worth.  Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrower’s Book Net Worth was $              which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $                   on the Reporting Date as set forth in table below:

Month	Minimum Book Net Worth
December, 2004	$14,036,000
January, 2005	$13,961,000
February, 2005	$13,827,000
March, 2005	$13,654,000
April, 2005	$13,768,000
May, 2005	$13,809,000

2.             Minimum Earnings Before Taxes.  Pursuant to Section 6.2(b) of the Credit Agreement, the Borrower’s Earnings Before Taxes on a fiscal year to date basis for the monthly period ending on the Reporting Date, was $                , which ☐ satisfies ☐ does not satisfy the requirement that such amount be not less than $                     during such period as set forth in table below (numbers appearing between “( )” are negative):

December 2004	$(634,000)
January, 2005	$(709,000)
February, 2005	$(843,000)
March, 2005	$(727,000)
April, 2005	$(614,000)
May, 2005	$(573,000)

3.             Capital Expenditures.  Pursuant to Section 6.2(c) of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the fiscal year ended                   , 200    , for Capital Expenditures, $                    in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $               in the aggregate during such period as set forth in table below.

Month	Capital Expenditures
December, 2004	$500,000
January, 2005	$500,000
February, 2005	$500,000
March, 2005	$500,000
April, 2005	$500,000
May, 2005	$500,000

4.             Availability.  Pursuant to Section 6.2(d) of the Credit Agreement, since the last Compliance Certificate was delivered, the lowest Availability was $                  , which ☐ satisfies ☐ does not satisfy the requirement that Availability not be less than $400,000 at any time.

5.             Exit Costs.  Pursuant to Section 6.2(e) of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, the Borrower has expended during the fiscal year ended                    , 2005, for Exit Costs, $                       in the aggregate, and cash Exit Costs of $                   in the aggregate which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed $1,400,000 in the aggregate during such year and cash Exit Costs of $0 in the aggregate during such year.

6.             Salaries.  As of the Reporting Date, the Borrower ☐ is ☐ is not in compliance with Section 6.8 of the Credit Agreement concerning salaries.

Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above.  These computations were made in accordance with GAAP.

AULT INCORPORATED

By
Its Chief Financial Officer